UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549
______________

FORM 8K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 30, 2013

Fortune Brands Home & Security, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-35166	62-1411546
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road
Deerfield, IL 60015
(Address of Principal Executive Offices) (Zip Code)

847-484-4400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 1, 2013, MasterBrand Cabinets, Inc., (the "Purchaser") a wholly-owned subsidiary of Fortune Brands Home & Security, Inc. (the "Company"), entered into a Membership Interest Purchase Agreement (the "Purchase Agreement") to acquire all of the membership interests of WoodCrafters Home Products Holding, LLC ("WoodCrafters").  WoodCrafters, headquartered in Weslaco, Texas, is engaged in the manufacture of vanities and integrated sink basin tops.

The parties to the Purchase Agreement include the Purchaser, WoodCrafters, Tan U.S. Group, Inc. ("Tan"), Woodcrafters GP, LLC ("WGP"), and certain executives and membership interest holders of WoodCrafters (such executives and membership interest holders, together with Tan and WGP, the “Sellers”).  The purchase price for the membership interests is approximately $300 million, payable in cash, subject to a post-closing working capital adjustment as set forth in the Purchase Agreement.  A portion of the purchase price will be placed in escrow at closing to address working capital adjustments and indemnification claims.  The closing of the transaction is currently expected to occur prior to the end of 2013, subject to the satisfaction or waiver of customary closing conditions, including anti-trust approval in the United States and Mexico.

The Purchase Agreement contains customary representations, warranties and covenants for a transaction of this nature.

Subject to certain exceptions, terms and limitations, the Purchaser and Tan have agreed to indemnify and hold each other harmless for breaches or inaccuracies of certain representations or warranties, and any covenant non-compliance of, the Purchaser or Sellers, as applicable.

The Purchase Agreement may be terminated by either the Purchaser or Tan upon the occurrence of certain customary events as set forth in the Purchase Agreement.

Neither the Company nor any of its affiliates has a material relationship with the Sellers, other than in respect of the Purchase Agreement.

The foregoing description of the Purchase Agreement is summary in nature and is qualified in its entirety by reference to the full and complete terms of the definitive agreement. A copy of the Purchase Agreement is expected to be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2013. When filed, that Form 10-Q will also be available on the Company’s website at www.fbhs.com.

Item 2.02.	Results of Operations and Financial Condition.

On May 2, 2013, the Company issued a press release reporting the Company’s first quarter results, as well as certain guidance for 2013.  A copy of the Company’s press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated herein by reference.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 8.01.	Other Events.

On April 30, 2013, the Company issued a press release announcing that its Board of Directors declared a quarterly cash dividend of $0.10 per share of common stock on all of the Company’s issued and outstanding shares of common stock, which will be payable on June 19, 2013, to shareholders of record on May 31, 2013. A copy of the release is attached hereto as Exhibit 99.2

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits

The following exhibits are being furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release dated May 2, 2013, issued by Fortune Brands Home & Security, Inc.

99.2	Press Release dated April 30, 2013, issued by Fortune Brands Home & Security, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTUNE BRANDS HOME & SECURITY, INC.
(Registrant)

By: /s/ E. Lee Wyatt, Jr.
		Name:	E. Lee Wyatt, Jr.
		Title:	Senior Vice President and Chief Financial Officer

Date:	May 2, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 2, 2013, issued by Fortune Brands Home & Security, Inc.

99.2	Press Release dated April 30, 2013, issued by Fortune Brands Home & Security, Inc.